Exhibit 32

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of HyperFeed Technologies, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jim R. Porter, as Chief Executive Officer of the Company, and Randall J. Frapart, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2003

/s/ Jim R. Porter
Jim R. Porter
Chairman of the Board of Directors,
and Chief Executive Officer

Date: August 14, 2003

/s/ Randall J. Frapart
Randall J. Frapart
Chief Financial Officer

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by HyperFeed Technologies, Inc. for purposes of section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to HyperFeed Technologies, Inc. and will be retained by HyperFeed Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.